UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2009

Date of Report (Date of earliest event reported)

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VERTICAL BRANDING, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16000 Ventura Blvd., Suite 301

Encino, CA 91436

(Address of principal executive offices, including zip code)

(818) 926-4900

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Daniel McCleerey, the Company’s Chief Financial Officer and Secretary, has informed the Company that, effective April 10, 2009, he will resign his position with the Company in order to pursue other opportunities.

Effective upon Mr. McCleerey’s resignation, Victor Brodsky (51), the Company’s Vice President of Financial Reporting and its former Chief Financial Officer and Secretary, will resume as corporate Secretary and as Principal Financial Officer for SEC reporting purposes. Prior to assuming the role of VP Financial Reporting at Vertical Branding, Inc., in May 2008, Mr. Brodsky served as the Company’s Vice President and Chief Financial Officer beginning in March 1998, and served as a director of the Company from May 2002 through November 2005. In addition to his current role with the Company, Mr. Brodsky has, since August 2007, served as Chief Accounting Officer for DCAP Group, Inc. (NASDAQ: DCAP), and will continue to provide services to DCAP Group in such position.  DCAP owns and operates the largest chain of independent storefront insurance agencies in the Northeast. In addition, Mr. Brodsky has been a director of Commercial Mutual Insurance Company, a New York property and casualty insurer, since February 2008. Prior to joining Vertical Branding in March 1998, Mr. Brodsky spent 16 years at the CPA firm of Michael & Adest in New York. Mr. Brodsky earned a Bachelor of Business Administration from Hofstra University in 1981, with a major in accounting and is currently a licensed CPA in New York.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2009

VERTICAL BRANDING, INC.

By:	/s/ DANIEL MCCLEEREY
Daniel McCleerey
Chief Financial Officer

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